Exhibit 10.2

EXECUTION COPY

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) is entered into effective as of April 26, 2004 (the “Second Amendment Effective Date”), among ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership, as borrower (the “Borrower”), the financial institutions parties to the Credit Agreement hereinafter referenced (collectively, the “Existing Lenders”), each New Lender (hereinafter defined) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as L/C Issuer (in such capacity, the “L/C Issuer”).  As used herein, the term “New Lender” means each financial institution that is named as a Lender on the signature pages hereto that is not an Existing Lender and the term “Lenders” means, collectively, the New Lenders and the Existing Lenders.

WHEREAS, the Borrower, the Existing Lenders, the Administrative Agent, and the other agents named therein are parties to that certain Amended and Restated Credit Agreement dated as of January 24, 2003, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of January 12, 2004 (as amended, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Credit Agreement be further amended and modified to effect the matters described in Section 2 below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                                Definitions.  Unless otherwise defined in this Second Amendment, terms used in this Second Amendment which are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.  The interpretive provisions set forth in Section 1.02 of the Credit Agreement shall apply to this Second Amendment.

SECTION 2.                                Amendments to the Credit Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 3 of this Second Amendment, effective as of the Second Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)                                  The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the chart set forth therein and replacing it with the following:

Applicable Rate

Pricing Level	Debt Ratings S&P/Moody’s	Facility Fee Rate	Applicable Rate for Eurodollar Loans and Applicable Rate for Letters of Credit	Applicable Rate for Base Rate Loans	Utilization Fee Rate

1	A/A2 or higher	.100%	.300%	-0-	.100%
2	A-/A3	.125%	.400%	-0-	.100%
3	BBB+/Baa1	.150%	.475%	-0-	.125%
4	BBB/Baa2	.175%	.575%	-0-	.125%
5	BBB-/Baa3	.225%	.900%	-0-	.125%
6	Lower than BBB-/Baa3 or unrated	.300%	1.200%	-0-	.250%

(b)                                 The definition of “Letter of Credit Sublimit” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the term “$50,000,000” with the term “$100,000,000”.

(c)                                  The definition of “Pro Forma EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended as follows: in clause (b)(2), the term “5% of Consolidated EBITDA” is replaced with the term “10% of Consolidated EBITDA”.

(d)                                 The definition of “Scheduled Maturity Date” as set forth in the definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the term “April 26, 2006” set forth therein with the term “April 26, 2007”.

(e)                                  Section 2.10(c) of the Credit Agreement (Other Fees) is hereby amended by adding the following sentence at the end thereof:  “The term ‘Agent/Arranger Fee Letter’ shall include the letter agreement dated April 15, 2004 among the Borrower, the Arranger and the Administrative Agent.”

(f)                                    Section 2.15 of the Credit Agreement (Extension of Maturity Date) is hereby amended by replacing the term “Maturity Date” each time such term is set forth therein with the term “Scheduled Maturity Date”.

(g)                                 Section 7.13 of the Credit Agreement (Consolidated Leverage Ratio) is hereby amended as follows: clause (b) thereof is amended to read as follows:

“(b) Pro Forma EBITDA of no greater than (1) during the period July 1, 2003 through March 31, 2004, 4.75 to 1.00, (2) during the period from April 1, 2004 to and including September 30, 2005, 5.25 to 1.00, and (3) thereafter, 5.00 to 1.00;”

(h)                                 (i) The Commitments under the Credit Agreement are hereby increased from $300,000,000 to $600,000,000, (ii) each New Lender is a Lender under the Credit Agreement with all rights, powers, obligations, duties and privileges attendant thereto, and (iii) each New Lender’s and each Existing Lender’s Commitment is as set forth on Schedule 2.01 attached hereto.

(i)                                     Schedule 2.01 attached to the Credit Agreement (Commitments and Pro Rata Shares) is hereby amended in its entirety to read as set forth on revised Schedule 2.01 attached hereto.

SECTION 3.                                Conditions of Effectiveness.  The amendments to the Credit Agreement set forth in Section 2 of this Second Amendment shall be effective on the Second Amendment Effective Date, provided that the Administrative Agent shall have received the following:

(a)                                  a counterpart of this Second Amendment executed by each of the parties hereto (which may be by telecopy transmission);

(b)                                 such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer as the Administrative Agent may reasonably require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Second Amendment;

(c)                                  a certificate from the appropriate governmental authority in the Borrower’s state of organization evidencing that the Borrower is in good standing, and a certificate of a Responsible Officer certifying that no amendments have been made to the Borrower’s Organization Documents since January 24, 2003, or if such amendments have been made, certifying a copy of such amendments;

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(d)                                 a certificate of a Responsible Officer certifying that there has been no event or circumstance since the date of the financial statements dated as of December 31, 2003 delivered pursuant to Section 6.01(a) of the Credit Agreement which has or could reasonably be expected to have a Material Adverse Effect;

(e)                                  an opinion of counsel to the Borrower with respect to the Credit Agreement as amended, substantially in the form attached as Exhibit E to the Credit Agreement;

(f)                                    evidence that the commitments under the Amended and Restated 364-Day Credit Agreement, dated as of January 24, 2003, by and among the Borrower, the Administrative Agent, the Existing Lenders, and the other agents named therein, as amended by that certain First Amendment to Amended and Restated 364-Day Credit Agreement dated as of January 12, 2004, have been, or concurrently with the Second Amendment Effective Date are being, terminated, and that the Borrower has repaid all amounts owed thereunder upon such termination;

(g)                                 all arrangement and upfront fees and expenses of the Arranger required to be paid by the Borrower concurrently with the Second Amendment Effective Date; and

(h)                                 such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, or the Required Lenders reasonably may require and timely request.

SECTION 4.                                Notes. As a condition to the initial extension of credit on or after the Second Amendment Effective Date, the Borrower shall execute, in favor of each Lender requesting a Note, a Note in a maximum principal amount equal to such Lender’s Commitment, which Note, to the extent delivered in favor of an Existing Lender, shall be a renewal and replacement of, and shall be given in substitution and exchange for, but not in payment of, those Notes held by such Existing Lender prior to the date hereof.

SECTION 5.                                Acknowledgment and Ratification.  As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Second Amendment, the Borrower agrees and acknowledges that the execution, delivery, and performance of this Second Amendment shall, except as expressly provided herein, in no way release, diminish, impair, reduce, or otherwise affect the obligations of the Borrower under the Loan Documents, which Loan Documents shall remain in full force and effect.

SECTION 6.                                Borrower’s Representations and Warranties.  As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Second Amendment, the Borrower represents and warrants to the Lenders (with the knowledge and intent that the Lenders are relying upon the same in entering into this Second Amendment) that as of the Second Amendment Effective Date and as of the date of its execution of this Second Amendment, that:

(a)                                  This Second Amendment, the Credit Agreement as amended hereby, and each other Loan Document have been duly authorized, executed and delivered by the Borrower and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity).

(b)                                 There has been no event or circumstance since the date of the financial statements dated as of December 31, 2003 delivered pursuant to Section 6.01(a) of the Credit Agreement which has or could reasonably be expected to have a Material Adverse Effect.  The representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date, after giving effect to this Second Amendment, as if made on and as

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of the Second Amendment Effective Date except to the extent such representations and warranties relate solely to an earlier date, in which case, they shall be true and correct as of such date.

(c)                                  As of the date hereof, at the time of and after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing.

(d)                                 No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is required to be obtained or made by the Borrower by any material statutory law or regulation applicable to it as a condition to the execution, delivery or performance by, or enforcement against, the Borrower of this Second Amendment.  The execution, delivery and performance by the Borrower of this Second Amendment has been duly authorized by all necessary corporate or other organizational action, and does not and will not (i) violate the terms of any of the Borrower’s Organization Documents, (ii) result in any breach of, constitute a default under, or require pursuant to the express provisions thereof, the creation of any consensual Lien on the properties of the Borrower under, any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject, or (iii) violate any Law, in each case with respect to the preceding clauses (i) through (iii), which would reasonably be expected to have a Material Adverse Effect.

SECTION 7.                                Administrative Agent, L/C Issuer and Lenders Make No Representations or Warranties. None of the Administrative Agent, the L/C Issuer nor any Lender (a) makes any representation or warranty nor assumes any responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, the Loan Documents, or any other instrument or document furnished pursuant thereto, or (b) makes any representation or warranty nor assumes any responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by such Persons of any of their obligations under the Loan Documents, or any other instrument or document furnished pursuant thereto.

SECTION 8.                                New Lenders’ Representations, Warranties, Covenants, and Agreements.  Each New Lender (a) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Second Amendment and become a Lender party to the Credit Agreement, (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints or authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, and (e) specifies as its lending office and address for notices the offices set forth on the administrative details form provided to the Administrative Agent.

SECTION 9.                                Costs.  The Borrower agrees to pay, within 30 days of receipt of a corresponding reasonably-detailed statement of related time, charges and other information, the reasonable Attorney Costs of the Administrative Agent and all other reasonable costs and expenses of the Administrative Agent, in connection with the preparation, execution and delivery of this Second Amendment and any other documents executed by the Borrower in connection herewith.

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SECTION 10.                          Effect of Amendment.

(a)                                  This Second Amendment (i) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or of any of the instruments or agreements referred to therein and (ii) shall not prejudice any right or rights which the Administrative Agent or the Lenders may now have under or in connection with the Credit Agreement, as amended by this Second Amendment.  Except as otherwise expressly provided by this Second Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same.  It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Second Amendment and such Credit Agreement shall be read and construed as one instrument.

(b)                                 From and after the Second Amendment Effective Date, (i) each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to the “Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby, (ii) each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to “$300,000,000” shall be deemed to be and shall be a reference to “$600,000,000” and (iii) each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to “Lenders” shall include each of the New Lenders.

SECTION 11.                          Existing Loans and Letters of Credit.  As of the Second Amendment Effective Date, each Existing Lender shall be deemed to have assigned, without recourse, to the New Lenders such portion of such Existing Lender’s Loans and L/C Obligations such that the Pro Rata Share of each Lender (including each Existing Lender and each New Lender) shall be as set forth on Schedule 2.01 of the Credit Agreement as amended hereby.  The parties hereto consent to all reallocations and assignments of Commitments and Outstanding Amounts effected pursuant to this Second Amendment, and agree that such reallocations and assignments shall be deemed effective as if such reallocations and assignments were evidenced by an Assignment and Acceptance in the form attached as Exhibit D to the Credit Agreement.  On the Second Amendment Effective Date, the New Lenders and Existing Lenders shall make full cash settlement with each other either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments and reallocations as reflected in this Section such that after giving effect to such settlement each Lender’s (including each Existing Lender’s and each New Lender’s) Pro Rata Share of the Commitments equals (with customary rounding) its Pro Rata Share as reflected on Schedule 2.01 to the Credit Agreement as amended hereby of (a) the Outstanding Amount of all Loans, and (b) the Outstanding Amount of all L/C Obligations.

SECTION 12.                          Miscellaneous.  This Second Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York and applicable federal law.  The captions in this Second Amendment are for convenience of reference only and shall not define or limit the provisions hereof.  This Second Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Second Amendment, it shall not be necessary to produce or account for more than one such counterpart.  This Second Amendment, and any documents required or requested to be delivered pursuant to Section 3 hereof, may be delivered by facsimile transmission of the relevant signature pages hereof and thereof, as applicable.

SECTION 13.                          USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes

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the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

SECTION 14.                          Entire Agreement.  THE CREDIT AGREEMENT (AS AMENDED BY THIS SECOND AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

ENBRIDGE ENERGY PARTNERS, L.P.,
a Delaware limited partnership, as Borrower

By:	ENBRIDGE ENERGY MANAGEMENT, L.L.C.,
as delegate of Enbridge Energy Company, Inc.,
its General Partner

	By:	/s/ CHRIS KAITSON
Name:
	Title:	Corporate Secretary

	By:	/s/ MARK MAKI
Name:
	Title:	VP Finance

[SIGNATURE PAGE TO SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ KEVIN L. AHART
Name:
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ JEFF SUSMAN
Name:
Title:	Managing Director

BANK OF MONTREAL, as Syndication Agent
and as a Lender

By:	/s/ RANDALL E. JOHNSON
Name:
Title:	Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION
(formerly known as First Union National Bank), as Co-Documentation Agent and as a Lender

By:	ILLEGIBLE
Name:
Title:

CITIBANK, N.A., as a Lender

By:	/s/ SELIM BARKAT
Name:
Title:	VP/CO1

CIBC INC., as a Lender

By:	/s/ GERALDINE KERR
Name:
Title:	Executive Director

TORONTO DOMINION (TEXAS), INC., as Co-Documentation Agent and as a Lender

By:	ILLEGIBLE
Name:
Title:

ABN AMRO BANK N.V., CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ LAWRENCE J. MALONEY
Name:
Title:	Managing Director

By:	/s/ DAVID F. WINGELDER
Name:
Title:	Senior Vice President

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ JOEL MAKOWSKY
Name:
Title:	Director

By:	/s/ OLIVER RIEDINGER
Name:
Title:	Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/s/ SUZANNE KAICHER
Name:
Title:	Attorney-in-Fact

SUNTRUST BANK, as a Lender

By:	/s/ JOSEPH M. MCCREERY
Name:
Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	ILLEGIBLE
Name:
Title:

By:	ILLEGIBLE
Name:
Title:

SCHEDULE 2.01

COMMITMENTS
AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$80,000,000	13.333333333%
Bank of Montreal	$80,000,000	13.333333333%
Wachovia Bank, National Association	$80,000,000	13.333333333%
Citibank, N.A.	$60,000,000	10.000000000%
CIBC Inc.	$50,000,000	8.333333333%
Toronto Dominion (Texas), Inc.	$50,000,000	8.333333333%
ABN AMRO Bank N.V., Cayman Islands Branch	$40,000,000	6.666666667%
Deutsche Bank AG New York Branch	$40,000,000	6.666666667%
Royal Bank of Canada	$40,000,000	6.666666667%
SunTrust Bank	$40,000,000	6.666666667%
UBS Loan Finance LLC	$40,000,000	6.666666667%
Total	$600,000,000	100.000000000%